EXHIBIT 21.1

Subsidiaries
of
Newpark Resources, Inc.
December 31, 2012

1.	NEWPARK MATS & INTEGRATED SERVICES LLC
2.	DURA-BASE DE MEXICO S.A. DE C.V.
3.	DURA-BASE NEVADA, INC.
4.	EXCALIBAR MINERALS LLC
5.	NEWPARK CANADA, INC.
6.	NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP
7.	NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP
8.	NEWPARK DRILLING FLUIDS LLC
9.	NEWPARK ENVIRONMENTAL SERVICES LLC
10.	NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
11.	NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
12.	NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC
13.	NEWPARK HOLDINGS NOVA SCOTIA CORP.
14.	NEWPARK INVESTMENTS NOVA SCOTIA CORP.
15.	NEWPARK TEXAS, L.L.C.
16.	AVA, S.P.A.
17.	AVA EASTERN EUROPE D.F.& S., S.R.L.
18.	AVA AFRICA S.A.R.L.
19.	AVA DEUTCHLAND GMBH
20.	AVA TUNISIE S.A.R.L.
21.	AVA INTERNATIONAL DRILLING FLUIDS LTD.
22.	AVA ALGERIE E.U.R.L.
23.	NEWPARK DRILLING FLUIDS do BRASIL TRATAMENTO de FLUIDOS LTDA.
24.	AVA PANNONIA
25.	DBM SERVICIOS, S.A. de C.V.
26.	NEWPARK DRILLING FLUIDS INTERNATIONAL LLC
27.	NEWPARK DRILLING FLUIDS PERSONNEL SERVICES LLC
28.	TECHNOLOGY AND ENGINEERING FOR DRILLING FLUIDS JSC
29.	NEWPARK LATIN AMERICA LLC
30.	NEWPARK PERU S.R.L.
31.	NEWPARK AUSTRALIA PTY LTD
32.	RHEOCHEM LIMITED
33.	PT RHEOCHEM INDONESIA
34.	RHEOCHEM INDIA PRIVATE LIMITED
35.	RHEOCHEM PACIFIC LIMITED